UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 16, 2010

CENTRAL HUDSON GAS & ELECTRIC CORPORATION
 (Exact name of Registrants as specified in their charters)

Commission	Registrant, State of Incorporation	IRS Employer
File Number No.	Address and Telephone Number	Identification

1-3268	Central Hudson Gas & Electric Corporation	14-0555980
(Incorporated in New York)
284 South Avenue
Poughkeepsie, NY 12601-4839
(845) 452-2000

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 16, 2010, Central Hudson Gas & Electric Corporation (the “Company”) entered into a Distribution Agreement dated as of March 16, 2010 (the “Distribution Agreement”) with Banc of America Securities LLC, J.P. Morgan Securities Inc. and KeyBanc Capital Markets Inc., as agents, under which the Company may issue and sell from time to time up to $250,000,000 aggregate principal amount of its Medium-Term Notes, Series G pursuant to the Indenture dated as of April 1, 1992 (the “Indenture”), as supplemented, with U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association as successor to Morgan Guaranty Trust Company of New York, as trustee.  The Company has registered the issuance and sale of the Company’s Medium-Term Notes, Series G, on a Registration Statement on Form S-3 (Registration No. 333-163248) filed with the Securities and Exchange Commission.  A copy of the Distribution Agreement is filed herewith as Exhibit 99 and incorporated herein by reference.

On March 16, 2010, the Company entered into a First Supplemental Indenture dated as of March 16, 2010 (the “Supplemental Indenture”) with U.S. Bank Trust National Association (the “Trustee”).  The Supplemental Indenture amends a covenant and default provision set forth in the Indenture for new series of notes issued under the Indenture after March 16, 2010.  A copy of the Supplemental Indenture is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits. The following is furnished as an exhibit to this Form 8-K pursuant to Item 6.01 of Regulation S-K:

99	Distribution Agreement dated March 16, 2010 between the Company, and Banc of America Securities LLC, J.P. Morgan Securities Inc. and KeyBanc Capital Markets Inc., as agents.

99.1	Supplemental Indenture dated March 16, 2010 to the Indenture dated as of April 1, 1992 between the Company and U.S. Bank Trust National Association, the trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CENTRAL HUDSON GAS & ELECTRIC CORPORATION

Date: March 22, 2010	By:	/s/ Kimberly J. Wright
Kimberly J. Wright
Controller

EXHIBIT INDEX
Exhibit No.	Exhibit

99	Distribution Agreement dated March 16, 2010 between the Company, and Banc of America Securities LLC, J.P. Morgan Securities Inc. and KeyBanc Capital Markets Inc., as agents.

99.1	Supplemental Indenture dated March 16, 2010 to the Indenture dated as of April 1, 1992 between the Company and U.S. Bank Trust National Association, the trustee.